                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            LINDAL CEDAR HOMES, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            LINDAL CEDAR HOMES, INC.
                             4300 SOUTH 104TH PLACE
                           SEATTLE, WASHINGTON 98178

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of the Shareholders of Lindal Cedar Homes, Inc. will be held at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington on May 29, 1997 at 3:00 p.m., pursuant to a resolution of the Board of Directors for the following purposes:

          1. To elect five members of the Board of Directors to hold office for two years, or until their successors are elected and qualified.

          2. To amend the Company's Certificate of Incorporation to eliminate the right of stockholders to cumulate votes in the election of directors.

          3. To approve the Company's 1997 Stock Option Plan.

          4. To elect independent auditors to examine the consolidated financial statements of the Company for the year ending December 31, 1997.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     So far as management is aware, no business will properly came before the meeting other than the matters set forth above.

     Only shareholders of record at the close of business on April 14, 1997 will be entitled to vote. For the convenience of the shareholders who do not expect to attend the meeting in person and desire to have their stock voted, a form of proxy and an envelope, for which no postage is required, are enclosed. Any shareholder who later finds that he or she can be present at the meeting, or for any reason desires to do so, may revoke this proxy at any time before it is voted.

     Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the meeting. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

                                          By Order of the Board of Directors


                                          SIR WALTER LINDAL
                                          Chairman Emeritus and Secretary

Seattle, Washington
May 12, 1997

                            LINDAL CEDAR HOMES, INC.
                             4300 SOUTH 104TH PLACE
                           SEATTLE, WASHINGTON 98178

                            ------------------------

                                PROXY STATEMENT

     For the Annual Meeting of Shareholders To Be Held May 29, 1997. The approximate date on which this proxy material is first to be sent to shareholders is May 12, 1997.

     Proxies in the form enclosed are solicited by and on behalf of the Board of Directors of the Company. The individuals named as proxies are Sir Walter Lindal and Robert W. Lindal. Proxies may be solicited by use of the mails, by personal interview or by telephone and may be solicited by officers and directors and by other employees of the Company. All costs of solicitation of proxies will be borne by the Company.

     All shares represented by proxies received will be voted in accordance with instructions contained therein. In the absence of voting instructions, the shares will be voted in favor of the proposals set forth therein.

                VOTING SECURITIES AND PRINCIPLE HOLDERS THEREOF

     At the close of business on April 9, 1997 there were 4,091,136 shares of common stock outstanding, which represent all of the voting securities of the Company. Under Delaware law and the Company's Bylaws, the presence at the meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on April 14, 1997 will be entitled to vote at the meeting. Shareholders have cumulative voting rights with respect to the election of directors and may exercise these rights without giving any notice or taking any other prior action. The existence of cumulative voting rights means that a shareholder may cast a total number of votes in the election of directors which is equal to the number of directors to be elected multiplied by the number of such shareholder's shares. Such votes may be cast entirely for one candidate or may be distributed equally or disproportionately among as many candidates as the shareholder may consider appropriate. In an uncontested plurality election such as this, abstentions have no effect, since approval by a percentage of shares present or outstanding is not required.

     The affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the meeting is required for approval of Proposals 2 and 3. Abstention from voting on these matters will have the practical effect of voting against these proposals because such shares are present at the meeting and entitled to vote and are therefore counted in the number of shares a majority of which are required for approval of a proposal, but are not voting in favor of it. Proposals 2 and 3 are "non-discretionary" under Nasdaq rules, and brokers who have received no instructions from their clients do not have discretion to vote on those items. Such "broker nonvotes" with respect to these matters will have no effect on the outcome since they are not considered shares entitled to vote on these proposals.

     A shareholder may vote in person or by proxy. A proxy must be in writing and dated and signed by the shareholder. A shareholder giving a proxy has the power to revoke it at any time before it is voted.

     The following table sets forth as of April 9, 1997 certain information as to the number of shares of common stock beneficially owned by each person who is known to the Company to own beneficially more than 5% of its outstanding common stock or who is a Company director or nominee for director, and by all officers and directors of the Company as a group:

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

                                                              NUMBER OF         PERCENTAGE OF
    NAME                                                     SHARES(1)(5)     OUTSTANDING SHARES
    ----                                                     ------------     ------------------
    Sir Walter Lindal(2)...................................      951,133(3)          21.58%
    Robert W. Lindal(2)....................................      442,614(4)          10.04
    Douglas F. Lindal(2)...................................      391,156(4)           8.87
    Bonnie G. McLennaghan(2)...............................      401,168(4)(6)        9.10
    Martin J. Lindal(2)....................................      372,088(4)           8.44
    Everett G. Martin......................................       46,664              1.06
    Harry A. Pryde.........................................       23,017               *
    William F. Lorenz......................................           40               *
    Charles R. Widman......................................       23,725               *
    William M. Weisfield...................................       23,017               *
    All executive officers and directors as a group
      (13 persons).........................................    2,714,864             61.59

---------------

 *  Less than one percent.

(1) Beneficial ownership includes both voting power and investment power.

(2) Robert W. Lindal, Martin J. Lindal and Douglas F. Lindal are sons, and Bonnie G. McLennaghan is the daughter, of Sir Walter Lindal. The address of each of the individuals listed is the address of the Company's headquarters at 4300 South 104th Place, Seattle, Washington 98178.

(3) Includes 772,898 shares held by Lindal, Inc., a private corporation controlled by Sir Walter Lindal in which all adult members of the Lindal family have an ownership interest.

(4) Does not include 772,898 shares owned by Lindal, Inc.

(5) With respect to each such individual and to all executive officers and directors as a group, the beneficial ownership data includes options to purchase common stock exercisable within 60 days as follows: (i) options to purchase 40,600 shares held by each of Sir Walter Lindal, Robert W. Lindal, Douglas F. Lindal, Martin J. Lindal and Bonnie G. McLennaghan, (ii) options to purchase 11,812 shares held by Everett G. Martin, (iii) options to purchase 21,017 shares held by each of Harry A. Pryde and William M. Weisfield, (iv) options to purchase 40 shares held by William F. Lorenz, (v) options to purchase 21,725 shares held by Charles R. Widman, and (vi) options to purchase 316,486 shares held by all directors and executive officers as a group.

(6) Includes options to purchase 10,000 shares held by Robert McLennaghan, the husband of Bonnie G. McLennaghan.

                          PROPOSAL 1: ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Board is divided into two classes. Each class is as nearly equal in number as possible. Unless a director has been appointed to fill a vacancy or to fill a position that was created by increasing the number of directors, each director serves for a term ending at the second annual shareholders' meeting following the annual meeting at which elected. Each director serves until such director's successor is elected and qualified or until such director's earlier death, resignation or removal. Information as to the nominees and as to each other director whose term will continue after the 1997 Annual Meeting of Shareholders is provided below.

     The Board of Directors presently consists of nine members. Five members of the Board of Directors will be elected at the meeting: Douglas F. Lindal, Harry
A. Pryde, William F. Lorenz, Sir Walter Lindal, and William M. Weisfield will be elected for two-year terms expiring at the 1999 Annual Meeting and until their respective successors have been elected and qualified. The directors will be elected by a plurality vote of the shares represented, in person or by proxy, at the meeting.

     Each year the Board of Directors has traditionally selected a nominee for director from among the Company's distributors. The Company believes this improves relationships with its distributors by giving them a voice in the decision-making process and provides the Company with an additional source of information about its markets. The Board of Directors selected William F. Lorenz from among its distributors as a nominee for election as a director at the 1997 Annual Meeting.

     Each of the nominees for director has indicated that he is willing and able to serve as a director. If any nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors.

     During 1996, there were six meetings of the Board of Directors. No director attended fewer than 75% of the meetings of the Board of Directors and the various committees thereof at which he or she was entitled to vote, except that Harry A. Pryde attended four of the six full Board Meetings.

     The following table sets forth information regarding each continuing director, each nominee for election as a director, and each executive officer of the Company:

         NAME(1)             AGE         DIRECTOR SINCE             POSITION WITH COMPANY
--------------------------   ----  --------------------------  --------------------------------
Sir Walter Lindal(2)......    78   1966 - 1975 & 1978 on       Chairman Emeritus of the Board
                                                               of Directors, Secretary and
                                                                 Director
Robert W. Lindal(2).......    49   1969 - 1975 & 1976 on       Chairman of the Board of
                                                               Directors and Chief Executive
                                                                 Officer
Douglas F. Lindal(2)......    46   1971 - 1975 & 1980 on       President, Chief Operating
                                                               Officer and Director
Bonnie G. McLennaghan(2)..    52   1966 - 1981 & 1984 - 1993   Vice President
Martin J. Lindal(2).......    43   1981                        Vice President Information
                                                               Systems & Assistant Secretary
                                                                 and Director
Everett G. Martin.........    73   1986                        Vice President, Midwest &
                                                               Eastern Canada, and Director
Harry A. Pryde............    66   1994                        Director
William F. Lorenz.........    54   --                          Nominee for Director
Charles R. Widman.........    71   1993                        Director
William M. Weisfield......    55   1994                        Director
Richard C. Bendix.........    48                               Vice President Marketing
Gary D. Kline.............    48                               Vice President Operations

---------------

(1) Each of the individuals listed is a continuing director or a nominee for director except Messrs. Bendix and Kline, and Ms. McLennaghan who serve solely in their capacities as executive officers of the Company. Each executive officer is elected by the Board of Directors following the Annual Meeting of Shareholders to serve for a term of one year or until a successor is elected and qualified. The address of each of the individuals listed is the address of the Company's headquarters at 4300 South 104th Place, Seattle, Washington 98178.

(2) Robert W. Lindal, Martin J. Lindal and Douglas F. Lindal are sons, and Bonnie G. McLennaghan is the daughter of Sir Walter Lindal.

                NOMINEES FOR ELECTION (TERMS TO EXPIRE IN 1999)

     DOUGLAS F. LINDAL was Executive Vice President from 1981 until January 1995, when he became President and Chief Operating Officer of the Company. Mr. Lindal continues to have the sales, marketing and administration areas report to him as well as function as General Manager supervising most Company activities. He has served as a Director of the Company from 1971 to 1975 and from 1980 to the present. Prior to 1981, Mr. Lindal also was an independent distributor for the Company's products in Hawaii.

     HARRY A. PRYDE has been the president of The Pryde Corporation, a full service property management firm and a builder/developer of single and multi-family housing, for more than five years. He is also a member of the board of directors of the Bellevue Chamber of Commerce and several non-profit entities. Mr. Pryde is a past president of the National Association of Home Builders, as well as the Seattle Master Builders Association and the Washington State Home Builders Association. He was first elected a Director of the Company in 1994.

     SIR WALTER LINDAL was Chairman of the Board from 1981 until January 1995, when he became Chairman Emeritus of the Company. Mr. Lindal has been Secretary of the Company since 1981. From 1966 to 1975 he was President of the Company and Chairman of the Board and actively managed the Company. Mr. Lindal is the Company's founder.

     WILLIAM F. LORENZ has been the President of Southern Wisconsin Cedar Homes, a dealer of the Company, since 1991. In 1996, Mr. Lorenz was elected to the Dealer Advisory Council.

     WILLIAM M. WEISFIELD has been the chief operating officer of Northern Capital Company, a privately held investment company in Seattle, Washington since January 1994. From December 1992 to December 1993,

Mr. Weisfield was the chief operating officer of The Robbins Company in Kent, Washington, a manufacturer of underground tunnel boring machines. From 1988 to December 1992, Mr. Weisfield was the Chief Executive Officer of Cornerstone Columbia Development Company, a Seattle, Washington real estate development firm. From 1978 to 1982, Mr. Weisfield was Chairman of the Board of the Federal Home Loan Bank of Seattle and he is currently a member of the Board of Regents of Seattle University. Mr. Weisfield currently is also the Chairman of the Board of Directors of UTILX Corporation, a Nasdaq traded company, and several non-public entities.

                 CONTINUING DIRECTORS (TERMS TO EXPIRE IN 1998)

     ROBERT W. LINDAL was President of the Company from 1981 to January 1995, when he became Chairman of the Board. He has been the Chief Executive Officer of the Company since 1981. Mr. Lindal continues to have the operations and finance areas of the Company report to him. Mr. Lindal has been a Director of the Company from 1969 to 1975 and 1976 to the present. Prior to 1981, Mr. Lindal was an independent distributor for the Company's products in Hawaii, and the Canadian Production Facilities Manager for the Company. Mr. Lindal is a structural engineer.

     CHARLES R. WIDMAN has been the President of Widman Associates, Inc., forest industry analysts, since 1993. From 1991 to 1993, Mr. Widman was an executive consultant with Sandwell, Inc., a diversified international consulting firm specializing in engineering and the forest industry. From 1978 to 1991, he was Chairman and CEO of Widman Management Limited. After being purchased by Sandwell, Inc. in 1991, Widman Management Limited continues to operate as Widman Management Consultants. Mr. Widman was first elected a Director in 1993.

     MARTIN J. LINDAL has served as a director of the Company since 1981, and was employed by the Company as Administration Manager in 1982. Mr. Lindal was elected Assistant Secretary in 1986 and Vice President Information Systems & Assistant Secretary in 1990.

     EVERETT G. MARTIN has been employed by the Company since 1967 in a variety of key sales and administrative positions. Mr. Martin has been associated with this Company and its predecessors in a variety of positions since 1951. For the past twenty-nine years he has been the Supervisor of the Company's midwest U.S. and eastern Canada operations. Mr. Martin was elected Vice President Midwest & Eastern Canada in 1986. Mr. Martin has served as a Director since 1986.

                               EXECUTIVE OFFICERS

     RICHARD C. BENDIX joined the Company in 1988 as marketing manager and in 1989 was named Vice President Marketing. Prior to joining the Company, Mr. Bendix was employed by Monterey Domes Inc. from 1980 to 1988 where he last served as Executive Vice President.

     BONNIE G. MCLENNAGHAN has been active in marketing as Publications Director since the Company's formation in 1966 and served as an officer and director of the Company from 1966 to 1981 and as a director from 1984 to February 1993. From 1981 to 1986, Mrs. McLennaghan was Director of Publications. In 1986, she was elected Vice President Publications and in 1990 was elected Vice President.

     GARY D. KLINE joined the Company in 1973 and has worked in several key positions in the scheduling and production areas. Mr. Kline was elected Vice President Operations in 1983.

  Compensation of Directors

     The annual retainer for each director, who was not an employee of the Company, is $4,000, payable $1,000 per quarter, and 1,000 shares of the Company's common stock. The chairman of each committee is paid $1,000 a year. A fee of $500 is paid for each meeting of the Board of Directors or committee of the Board of Directors attended and for significant non-Board or committee meetings. A fee of $250 is paid for each meeting of the Board of Directors or committee of the Board of Directors where the Board member participates by phone.

     Pursuant to the standard compensation program, in November 1996 each of Messrs. Pryde, Widman and Weisfield were granted 1,000 shares of the Company's stock. As the stock issued was not registered, all certificates bear the appropriate restrictive legend. The market price of the stock on the date of issuance was $3.75.

     Each Director who is not an employee of the Company is eligible to participate in the Directors' and Distributors' Stock Option Plan ("Plan"). At the 1995 Annual Meeting, an Amendment to the Plan was approved by the shareholders providing that each non-employee Director would receive options to purchase 10,000 shares upon becoming a Director and options to purchase 5,000 shares as of October 1 of each year he or she continues as a Director. The nonemployee Directors in office when this amendment was approved were granted, effective the day the amendment was approved, options to purchase 10,000 shares of the Company's common stock. The exercise price of options granted under the Plan is the market price of the Company's stock on the date of grant. In October 1996, Messrs. Pryde, Widman and Weisfield were each granted options to purchase 5,000 at a price of $4.13 per share.

     Options granted to non-employee Directors are nonassignable except by will or the laws of descent and distribution. Options granted are automatically fully vested and are exercisable six (6) months after the date of grant. Options granted to non-employee Directors expire at the earlier of ten (10) years from the grant date, one year after the option holder ceases to be a Director for any reason other than death, or one (1) year after death. However, options granted to Directors who are also Company distributors are subject to the vesting and expiration rules described in the next paragraph for options granted to distributors.

     Non-employee Directors who are also Company distributors, and other members of the Dealer Advisory Council, are eligible to receive options to purchase shares of the Company's stock each year in the amount of 100 shares for each year during which the person was a member of the Council (without regard to years of service as a Director). Mr. Lorenz is a member of the Council and is eligible for options granted under the Plan. In 1996, options to purchase 100 shares were granted to Mr. Lorenz for his participation on the Council. Options granted to distributors under the Plan vest over a period of four (4) years and expire at the earliest of ten (10) years following the date of grant or ninety
(90) days after the option holder ceases to be a distributor (or one year after death).

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Securities Exchange Act of 1934 and rules adopted thereunder establish requirements for officers, directors and beneficial owners of ten percent or more of the Company's outstanding common stock to report transactions and holdings in the Company's securities to the Securities and Exchange Commission and the NASD.

     With respect to 1996, the Company believes, based upon copies of reports furnished to it and written representations that no other reports were required, that all filings under Section 16 were made in a timely fashion except that Mr. Rick Stanley, whose term as director expires with the upcoming shareholder meeting, filed his Form 4 for February 1997 one day late.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Company presently has an Executive Committee which exercises all the powers of the Board of Directors when the Board of Directors is not in session, except the authority to (1) amend the Certificate of Incorporation; (2) adopt an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law; (3) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets; (4) recommend to the stockholders a dissolution of the corporation or a revocation of dissolution; or (5) amend the bylaws of the Company. The Executive Committee presently consists of Sir Walter Lindal, Robert W. Lindal and Douglas F. Lindal. The Executive Committee met four times in 1996.

     The Company also has an Audit Committee, a Compensation Committee, and a Research and Development Committee. The Audit Committee is responsible for reviewing the results of the audit of the

Company performed by its independent public accountants. The Audit Committee met four times in 1996. Its members currently are William M. Weisfield and Charles
R. Widman.

     The Compensation Committee is responsible for determining salary and bonus compensation to executive officers who also own five percent or more of the Company's common stock and to report thereon to the Board of Directors. This Committee also has, effective in 1996, the authority to grant stock options under the 1988 Combined Incentive Stock Option Plan and Nonqualified Stock Option Plan and will have the authority to grant stock options under the plan that is being presented for approval at the May 29, 1997 Annual Meeting of Shareholders. The Compensation Committee, which consisted of William M. Weisfield and Charles R. Widman, met four times in 1996.

     The Company has a Research and Development Committee, which consists of Sir Walter Lindal, Harry A. Pryde and Charles R. Widman. The committee met once in 1996.

     The Stock Option Committee had the authority to grant stock options under the Company's 1984 Incentive Stock Option Plan and the 1988 Combined Incentive Stock Option Plan and Nonqualified Stock Option Plan. The Stock Option Committee consisted of William M. Weisfield and Charles R. Widman. It met once in 1996. The Stock Option Committee was eliminated in 1996 and its functions vested in the Compensation Committee.

                           RELATED PARTY TRANSACTIONS

     William F. Lorenz is the President of Southern Wisconsin Cedar Homes, an independent dealership of the Company. Sales to Southern Wisconsin Cedar Homes were $732,000 in 1996. All sales were on normal trade terms.

     In 1996, the Company made payments aggregating $47,304 to Lindal family members under a variety of agreements. Of this amount, $34,000 was paid to Lindal, Inc., in connection with certain royalty agreements, and $6,652 was paid to each of Robert W. Lindal and Douglas F. Lindal for rental payments on property owned by them which is leased by the Company.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation for services rendered during fiscal years 1996, 1995 and 1994 for the Chief Executive Officer and each of the four highest paid executive officers of the Company whose aggregate salary and bonus exceeded $100,000 in the most recent fiscal year ("named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                     ANNUAL           COMPENSATION
                                                  COMPENSATION           AWARDS              ALL
                                               ------------------     ------------          OTHER
              NAME AND                         SALARY(1)   BONUS        OPTIONS        COMPENSATION(2)
         PRINCIPAL POSITION           YEAR       ($)        ($)           (#)                ($)
------------------------------------  ----     -------     ------     ------------     ---------------
Robert W. Lindal....................  1996     177,404     60,537      20,100               7,636
CEO/Chairman                          1995     176,532     38,350         0                 5,858
                                      1994     153,766     20,350      10,000               5,849
Douglas F. Lindal...................  1996     160,366     60,969      20,100               5,306
President                             1995     151,175     38,359         0                 3,721
                                      1994     133,424     20,589      10,000               3,721
Sir Walter Lindal...................  1996     159,669     26,000      20,100               3,023
Secretary                             1995     161,397     22,000         0                 2,945
                                      1994     139,992     14,000      10,000               2,541
Martin J. Lindal....................  1996      99,223     15,096      20,100               4,212
Vice President Information            1995      97,444     11,566         0                 3,157
Systems and Assistant Secretary       1994      79,666      9,066      10,000               2,691

---------------

(1) Includes base salary; taxable life insurance in accordance with the Company's term life insurance plan; life insurance premiums paid for Mr. Robert W. Lindal; purchase of a portion of each named executive's unused accrued paid time off; cash paid for business use of personal automobile for which there is no accounting to the Company for Mr. Douglas F. Lindal; and amounts paid for medical expenses not covered by the Company's medical plan under a program available only to executives, for Robert W. Lindal, Sir Walter Lindal, and Mr. Douglas F. Lindal.

(2) For Messrs. Robert W. Lindal, Douglas F. Lindal, and Martin J. Lindal, Other Compensation consists of amounts contributed, at the discretion of the Board of Directors, to the Company's 401(k) Plan and a 25% matching contribution of such employees' contributions to the Plan. For Mr. Robert W. Lindal, it also includes the benefit of personal use of a Company automobile. For Sir Walter Lindal, All Other Compensation consists of the benefit of personal use of a Company automobile.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following tables show stock option grants in fiscal year 1996 to the executive officers of the Company under the 1988 Combined Incentive and Nonqualified Stock Option Plan adopted at the Company's 1988 Annual Meeting of Shareholders ("1988 Plan") and the year end values of unexercised options.

                               INDIVIDUAL GRANTS

                                                                                       POTENTIAL REALIZABLE
                                                                                               VALUE
                                                                                         AT ASSUMED ANNUAL
                                                                                             RATES OF
                           NUMBER OF       % OF TOTAL                                       STOCK PRICE
                             SHARES          OPTIONS                                       APPRECIATION
                           UNDERLYING      GRANTED TO                                    FOR OPTION TERM(3)
                             OPTIONS      EMPLOYEES IN      EXERCISE                   ---------------------
                           GRANTED(1)      FISCAL YEAR      PRICE(2)      EXPIRATION     5%            10%
          NAME                 (#)             (%)             ($)           DATE       ($)            ($)
------------------------  -------------   -------------   -------------   ----------   ------         ------
Robert W. Lindal........      10,000          4.48%            3.75          3/27/06   23,584         59,765
                              10,100          4.52%            3.75         10/31/06   23,819         60,363
Douglas F. Lindal.......      10,000          4.48%            3.75          3/27/06   23,584         59,765
                              10,100          4.52%            3.75         10/31/06   23,819         60,363
Sir Walter Lindal.......      10,000          4.48%            3.75          3/27/06   23,584         59,765
                              10,100          4.52%            3.75         10/31/06   23,819         60,363
Martin J. Lindal........      10,000          4.48%            3.75          3/27/06   23,584         59,765
                              10,100          4.52%            3.75         10/31/06   23,819         60,363

---------------

(1) The options were granted for a term of 10 years and are immediately exercisable.

(2) The options have an exercise price equal to the market value on the date of grant.

(3) Potential realizable values are based on assumed compound annual appreciation rates specified by the SEC. These increases in value are based on speculative assumptions and are not intended to forecast possible future appreciation, if any.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     No options were exercised by the named executive officers in fiscal year 1996.


                                     NUMBER OF SHARES            VALUE OF UNEXERCISED
                                  UNDERLYING UNEXERCISED         IN THE MONEY OPTIONS,
                                    OPTIONS AT YEAR-END             AT YEAR-END(2)
                                ---------------------------   ---------------------------
             NAME               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                    (#)            (#)             ($)           ($)
------------------------------  -----------   -------------   -----------   -------------
Robert W. Lindal..............     40,600           0            10,812           0
Douglas F. Lindal.............     40,600           0            10,812           0
Sir Walter Lindal.............     40,600           0            10,812           0
Martin J. Lindal..............     40,600           0            10,812           0

---------------

(1) Number of securities underlying options exercised.

(2) Based on a fair market value at fiscal year-end of $4.375.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

     In 1996, the Compensation Committee (the "Committee") was composed of two of the Company's outside directors, William M. Weisfield and Charles R. Widman. The Committee is responsible for the establishing and administering of policies that govern compensation for the Chief Executive Officer and other executive officers who own 5% or more of the Company's outstanding common stock ("Owner/Officers") and governs the Company's stock option program. The Committee is also directly involved with the setting of the compensation of other executive officers.

COMPENSATION POLICIES

     The Committee bases executive officer compensation on the same guiding principals used to determine compensation programs for all employees. The Company seeks to offer pay and benefits that allow the Company to:

          (A) Attract and retain people with the skills critical to achieve long term success of the Company,

          (B) Maintain compensation costs that are competitive, and

          (C) Pay for performance to both motivate and reward individual and team performance in attaining business objectives and maximizing shareholder value.

FORMS OF COMPENSATION

     Compensation for the Owner/Officers is based on the above Policies and consists of the following components: competitive base pay, bonuses, stock options and competitive benefits.

     Base Salary. The Committee reviews and approves all salary changes for Owner/Officers. The Committee bases its approval of individual salary levels on the compensation budget for the Company, performance-based evaluations, recommendations by the Executive Committee and comparisons to published compensation levels for manufacturing companies of similar size and profitability. In 1994, the Committee approved recommended adjustments in the base salary of the Owner/Officers to a level which would allow for the implementation of a meaningful bonus program in 1995. Accordingly, the Executive Committee recommended and the Committee approved that the base salary of the Owner/Officers, as a group, be increased approximately 25% effective September 1, 1994. The base salary of Mr. Robert Lindal, the Chief Executive Officer, increased from approximately $142,000 per year to approximately $173,000 per year, effective September 1, 1994.

     As part of the process of formulating a revised bonus plan for 1995, in late 1994 the Committee reviewed the base salaries of the Owner/Officers. It was determined, through consultations with independent compensation experts, that the base salary of the Owner/Officers needed to be adjusted to arrive at a level that allowed a workable bonus plan.

     Bonus. The Committee has devised a bonus plan that is based on selected performance criteria, emphasizing the pre-tax profitability of the Company. For the Chief Executive Officer, the amount of any bonus payment is based solely on the pre-tax earnings of the Company. The Committee consulted with independent compensation experts when devising this plan. The plan was implemented for Owner/Officers and other executive officers in 1995.

     The bonus plan, among other things, defines the bonus pool that is to be available for distribution to the Owner/Officers and other executive officers. If pre-tax earnings are $500,000 or less there is no bonus. For pre-tax earnings from $500,000 to $1,000,000, 10% of pre-tax earnings is the bonus pool. For pretax earnings over $1,000,000 to a maximum of $3,000,000, 20% of pre-tax earnings is added to the bonus pool. The available bonus pool is then divided among the Owner/Officers and other executive officers according to a predetermined percentage.

     Stock Options. Nonqualified or incentive options are periodically granted to all Owner/Officers. Incentive stock options are periodically granted to other executive officers and certain other employees by the Compensation Committee.

     For the 12 months of 1996, the salary of Mr. Robert Lindal increased .5% over 1995.

     It is the opinion of the Committee, based upon input from independent compensation consultants, that the current base salaries are consistent with base salaries for manufacturing companies of similar size.

                                          COMPENSATION COMMITTEE

                                          William M. Weisfield, Chairman
                                          Charles R. Widman

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares for each of the last five calendar years ending December 31, 1996 the cumulative total return of the Company, the NASDAQ Market Index and the Media General Residential Construction Index. Cumulative total return assumes $100 invested January 1, 1991 and reinvestment of all dividends.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG LINDAL CEDAR HOMES INC,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

        MEASUREMENT PERIOD             LINDEL CEDAR
      (FISCAL YEAR COVERED)             HOMES INC.        INDUSTRY INDEX       BROAD MARKET
1991                                               100                 100                 100
1992                                            134.26              112.85              100.98
1993                                            127.33              149.26              121.13
1994                                             66.21               90.33              127.17
1995                                             91.68              129.99              164.96
1996                                             89.13              130.75              204.98

Assumes $100 invested on January 1, 1992.
Assumes dividend reinvested.
Fiscal year ending December 31, 1996.

          PROPOSAL 2: AMENDMENT TO THE CERTIFICATE OF INCORPORATION --
                        ELIMINATION OF CUMULATIVE VOTING

     The Board of Directors of the Company has approved, and recommends that the shareholders adopt, an amendment to the Company's Certificate of Incorporation that would eliminate the right of shareholders to cumulate votes in the election of directors. The proposal is as follows:

     RESOLVED, that Article V of the Certificate of Incorporation of this corporation be amended in its entirety to read as follows:

        At all elections of directors of this corporation, stockholders shall not have the right to cumulate votes. Election of directors need not be by written ballot unless required by the Bylaws of the corporation.

  Description of Amendment

     The Company's Certificate of Incorporation presently permits shareholders to cumulate votes in the election of directors. Cumulative voting permits holders of shares of common stock to cast, for any one or more nominees for the Board, a number of votes equal to the product of the number of shares such shareholder owns and the number of nominees proposed for election to the Board. Thus, by casting all their votes for one nominee, minority shareholders may succeed in electing one or more nominees to the Board who would not otherwise have received sufficient votes to be elected.

     The Board of Directors believes, however, that the benefit of allowing minority shareholders the possibility of electing a representative is outweighed by the risk that an individual may seek to be elected to the Board of Directors and serve on the Board as a representative of minority interests with a consequent disruption of the operations of the Board of Directors and management of the Company. The amendment is intended to encourage continuity in the management of the business and affairs of the Company.

  Effect of Amendment

     The amendment would have the effect of ensuring that the members of the Lindal family have the ability to elect all of the members of the Board of Directors. The amendment is not recommended in response to any effort of which Company management or the Board of Directors is aware to obtain control of the Company or to change the Board of Directors. The Board has no present intention of soliciting shareholder approval of any other proposals that would affect the ability of third parties to change control of the Board.

     The Company's Certificate of Incorporation and Bylaws also contain other provisions that may limit or prevent a change in control of the Company. Article IV of the Certificate of Incorporation provides that the authorized capital of the Company consists of 10,000,000 shares of Common Stock (5,908,864 shares unissued as of April 10, 1997) and 3,000,000 shares of Preferred Stock (3,000,000 shares unissued as of April 10, 1997). The Board of Directors may issue, from time to time, one or more classes or series of preferred stock with such designations and preferences, relative voting and other rights as its deems appropriate without the approval of the Company's shareholders. The Board of Directors, by issuing such common or preferred stock in one or more classes or series could adversely affect the voting power of the outstanding shares of Common Stock and discourage any attempt to gain control of the Company.

     Article VI of the Certificate of Incorporation provides that the size of the Board be set in the Bylaws. As the Bylaws may be amended by the directors without action by the shareholders, this provision allows the Board, without action of the shareholders, to alter the size of the Board or add members sympathetic to it, diluting the influence of directors hostile to current management. Article IV, Section 4.2 of the Bylaws divides the directors into two classes, as nearly equal in size as possible, with staggered two-year terms. This provision may make it more difficult for shareholders to change a majority of current directors.

     As of April 9, 1997, the present members of the Board hold approximately 2,273,414 shares of common stock (including stock options) which is approximately 51.6% of the outstanding common stock. The members of the Lindal family (Sir Walter Lindal, Robert W. Lindal, Douglas F. Lindal, Bonnie G.

McLennaghan and Martin J. Lindal) hold approximately 58.0% of the outstanding common stock. See "Voting Securities and Principal Holders Thereof" above. In view of these ownership percentages, the Board does not believe that third parties are likely to seek control of the Company by accumulations of the Company's stock in market transactions or by means of a proxy contest.

     The proposed amendment, in combination with the above mentioned provisions of the Certificate of Incorporation and Bylaws, may have the effect of encouraging persons seeking to acquire control of the Company or to obtain representation on the Board of Directors to initiate such action through arms-length negotiations with the Company's management and Board of Directors who would then be in a position to negotiate a transaction which is in the best interests of all stockholders.

     THE BOARD HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION PROVIDING FOR THE ELIMINATION OF CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2.

                   PROPOSAL 3: APPROVE 1997 STOCK OPTION PLAN

     The Board of Directors has unanimously approved the Lindal Cedar Homes, Inc. 1997 Stock Option Plan (the "Plan") subject to the approval of the shareholders of the Company. The text of the Plan is attached to this Proxy Statement as Appendix A.

     The Plan will be the successor stock option plan to the Company's 1988 Combined Incentive and Nonqualified Stock Option Plan, which expires in May 1998. If approved by the shareholders, the Plan would enable the Company to continue its practice of granting stock options as one element of its compensation program.

DESCRIPTION OF THE PLAN

     The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees of the Company or any of its subsidiaries, and to promote the success of the Company's business.

     The Plan provides for the granting of incentive stock options as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options. 250,000 shares of common stock will be authorized for issuance under the Plan.

     The Compensation Committee of the Board will act as administrator of the Plan (the "Plan Administrator"). Options may be granted under the Plan to those employees of the Company and its subsidiaries as the Plan Administrator from time to time selects. The number of options to be granted to each eligible person is set by the Plan Administrator at the time of grant.

     The Plan Administrator establishes the time or times at which options may be exercised and whether all the options will be exercisable at one time or will vest in increments over time. The exercise price of the options granted under the Plan is set by the Plan Administrator at the time of grant, but with respect to incentive stock options may not be less than the fair market value of the common stock on the date of grant. On May 6, 1997, the closing price for the common stock was $3.50 per share, as reported by the Nasdaq National Market System. Generally, options granted to employees (other than members of the Lindal family) have terms of ten years and vest over five years: Options may be exercised as to 20% of the shares after one year; an additional 20% each succeeding year; and all the shares after five years.

     In the event of stock dividends, splits, and similar capital changes, the Plan provides for appropriate adjustments in the number of shares available for options and the number or option prices of shares subject to outstanding options. Options granted under the Plan generally expire at the earliest of the following dates:

(i) the date specified in the individual option (generally not more than ten years after the grant); (ii) three months after termination of employment for any reason other than termination due to cause, retirement, early retirement at the Company's request, death or disability; and (iii) 12 months after the optionee's retirement, early retirement at the Company's request, death or termination due to disability. Options automatically terminate immediately upon termination of the optionee's employment for cause, unless the Plan Administrator determines otherwise.

     Immediately prior to a corporate transaction such as a merger, consolidation, liquidation, or similar reorganization of the Company in which the Company is not the surviving corporation, each option granted under the Plan will automatically accelerate so that each option may be exercised in whole or in part whether or not the vesting requirements applicable to such option have been satisfied, except that such acceleration will not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a corporate transaction that would otherwise qualify for such accounting treatment. Such options will also not accelerate if and to the extent that such options are, in connection with a corporate transaction such as a merger, consolidation, liquidation or similar reorganization of the Company, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation.

     The exercise price of option shares may be paid in cash, by check, or, unless the Plan Administration determines otherwise, by delivery of shares of common stock held by the optionee having a fair market value equal to the exercise price of the option. The exercise price may also be paid through a "cashless" exercise program established at brokerage firms designated by the Company. For nonqualified options, the optionee must also pay the Company, at the time of purchase, the amount required to satisfy federal, state, and local withholding tax obligations.

     Options granted under the Plan are nonassignable except by will or by the laws of descent and distribution.

     The Plan may be suspended, amended or terminated by the Board except with respect to options granted prior to such action. To the extent required for compliance with Section 422 of the Code or any other applicable law or regulation, shareholder approval will be required for any amendment that will
(i) increase the number of shares of common stock as to which options may be granted, (ii) change the class of persons eligible for option grants, or (iii) otherwise require shareholder approval under any applicable law or regulation. The Plan has no fixed expiration date; however, no incentive stock options may be granted more than 10 years after the Plan's adoption by the Board.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock.

     Incentive stock options and nonqualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Nonqualified stock options need not comply with such requirements.

  Incentive Stock Options

     An optionee is not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long term capital gain if the stock had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

  Nonqualified Stock Options

     An optionee is not taxed on the grant of a nonqualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

     THE BOARD HAS UNANIMOUSLY APPROVED THE 1997 STOCK OPTION PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3.

                        PROPOSAL 4: ELECTION OF AUDITORS

     KPMG Peat Marwick LLP, certified public accountants, has been nominated by the Board of Directors for election as independent auditors to examine the consolidated financial statements of the Company for the year ending December 31, 1997. KPMG Peat Marwick LLP has served as the independent auditor of the Company's United States operations since 1968 and of the Company's Canadian operations since 1970. A representative of KPMG Peat Marwick LLP will be present at the 1997 Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ELECTION OF THE INDEPENDENT AUDITORS.

                           PROPOSALS BY SHAREHOLDERS

     Proposals by shareholders intended to be presented at the 1998 Annual Meeting and to be included in the Company's Proxy Statement, must be received by the Company at its principal executive offices no later than December 30, 1997, and must otherwise comply with the rules issued under the Securities Exchange Act of 1934.

                          ANNUAL REPORT AND FORM 10-K

        The 1996 Annual Report of the Company was mailed to shareholders with this proxy statement. UPON REQUEST, THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES. The Form 10-K has been filed with the Securities and Exchange Commission. It may be obtained by writing to:

                                      Sir Walter Lindal, Secretary
                                      Lindal Cedar Homes, Inc.
                                      Post Office Box 24426
                                      Seattle, Washington 98124

                                          By Order of the Board of Directors


                                          SIR WALTER LINDAL
                                          Chairman Emeritus and Secretary

                                   APPENDIX A

                            LINDAL CEDAR HOMES, INC.
                             1997 STOCK OPTION PLAN

SECTION 1. Purpose

     The purpose of the Lindal Cedar Homes, Inc. 1997 Stock Option Plan (the "Plan") is to enhance the long-term shareholder value of Lindal Cedar Homes, Inc., a Delaware corporation (the "Company") by offering opportunities to employees of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2. Definitions

     For purposes of the Plan, the following terms shall be defined as set forth below:

     2.1  "Board" means the Board of Directors of the Company.

     2.2 "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

     2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.4 "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     2.5  "Corporate Transaction" means any of the following events:

          (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 66 2/3% of the outstanding voting securities of the surviving corporation;

          (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company; or

          (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

     Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

     2.6 "Disability" means "disability" as that term is defined for purposes of Section 22(e)(3) of the Code.

     2.7 "Early Retirement" means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

     2.8  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.9 The "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

     2.10 "Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice by the Optionee:

          (a) a change in the Optionee's status, title, position or responsibilities (including reporting responsibilities) that, in the Optionee's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Optionee of any duties or responsibilities that, in the Optionee's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Optionee from or failure to reappoint or reelect the Optionee to any of such positions, except in connection with the termination of the Optionee's employment for Cause, for Disability or as a result of his or her death, or by the Optionee other than for Good Reason;

          (b) a reduction in the Optionee's annual base salary;

          (c) the Successor Corporation's requiring the Optionee (without the Optionee's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

          (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Optionee was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Optionee with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

          (e) any material breach by the Successor Corporation of its obligations to the Optionee under the Plan or any substantially equivalent plan of the Successor Corporation; or

          (f) any purported termination of the Optionee's employment or services for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.

     2.11 "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Option is to be granted.

     2.12 "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "Incentive stock option" as that term is defined in Section 422 of the Code.

     2.13 "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

     2.14  "Option" means the right to purchase Common Stock granted under
Section 7.

     2.15 "Optionee" means (i) the person to whom an Option is granted; (ii) for an Optionee who has died, the personal representative of the Optionee's estate, the person(s) to whom the Optionee's rights under the Option have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 9; or (iii) person(s) to whom an Option has been transferred in accordance with Section 9.

     2.16 "Plan Administrator" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

     2.17 "Retirement" means retirement as of the individual's normal retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

     2.18  "Securities Act" means the Securities Act of 1933, as amended.

     2.19 "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

     2.20  "Successor Corporation" has the meaning set forth under Section 10.2.

SECTION 3. Administration

     3.1 Plan Administrator. The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

     3.2 Administration and Interpretation by the Plan Administrator. Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options under the Plan, including the selection of individuals to be granted Options, the type of Options, the number of shares of Common Stock subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option and the terms of any instrument that evidences the Option. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

SECTION 4. Stock Subject to the Plan

     4.1 Authorized Number of Shares. Subject to adjustment from time to time as provided in Section 10.1, a maximum of 250,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company: as treasury shares.

     4.2 Reuse of Shares. Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option to the extent it is exercised for shares) shall again be available for issuance in connection with future grants of Options under the Plan.

SECTION 5. Eligibility

     Options may be granted under the Plan to those employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Options may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

SECTION 6. Awards

     6.1 Form and Grant of Options. The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of awards to be made under the Plan. Such awards may consist of Incentive Stock Options and/or Nonqualified Stock Options. Options may be granted singly or in combination.

     6.2 Acquired Company Option Awards. Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Option is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Optionees.

SECTION 7. Terms and Conditions of Options

     7.1 Grant of Options. The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

     7.2 Option Exercise Price. The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

     7.3 Term of Options. The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

     7.4 Exercise of Options. The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

                 PERIOD OF OPTIONEE'S CONTINUOUS
                  EMPLOYMENT WITH THE COMPANY OR             PERCENT OF TOTAL OPTIONS
               ITS SUBSIDIARIES FROM THE GRANT DATE       THAT IS VESTED AND EXERCISABLE
            ------------------------------------------    ------------------------------
            After 1 year..............................                   20%
            After 2 years.............................                   40%
            After 3 years.............................                   60%
            After 4 years.............................                   80%
            After 5 years.............................                  100%

     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

     7.5 Payment of Exercise Price. The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Optionee having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to
(i) brokerage firms designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by such other consideration as the Plan Administrator may permit.

     7.6 Post-Termination Exercises. The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if an Optionee ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

     In case of termination of the Optionee's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Optionee at the date of such termination, only (a) within one year if the termination of the Optionee's employment or services is coincident with Retirement, Early Retirement at the Company's request or Disability or (b) within three months after the date the Optionee ceases to be an employee of the Company or a Subsidiary if termination of the Optionee's employment or services is for any reason other than Retirement, Early Retirement at the Company's request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Optionee's death may be exercised, to the extent of the number of shares purchasable by the Optionee at the date of the Optionee's death, by the personal representative of the Optionee's estate, the person(s) to whom the Optionee's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 9 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Optionee's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Optionee's employment or services for Cause, the Option shall automatically terminate upon first notification to the Optionee of such termination, unless the Plan Administrator determines otherwise. If an Optionee's employment or services with the Company are suspended pending an investigation of whether the Optionee shall be terminated for Cause, all the Optionee's rights under any Option likewise shall be suspended during the period of investigation.

     A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8. Incentive Stock Option Limitations

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions --

     8.1 Dollar Limitation. To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

     8.2 10% Shareholders. If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

     8.3 Eligible Employees. Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

     8.4 Term. The term of an Incentive Stock Option shall not exceed 10 years.

     8.5 Exercisability. To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Optionee's reemployment rights are guaranteed by statute or contract. For purposes of this Section 8.5, "total disability" shall mean a mental or physical impairment of the Optionee that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

     8.6 Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Optionee must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an incentive Stock Option prior to the expiration of such holding periods.

SECTION 9. Assignability

     No Option granted under the Plan may be assigned, pledged or transferred by the Optionee other than by will or by the applicable laws of descent and distribution, and, during the Optionee's lifetime, such Option may be exercised only by the Optionee or a permitted assignee or transferee of the Optionee (as provided below). Notwithstanding the foregoing, and to the extent permitted by
Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit an Optionee to designate a beneficiary who may exercise the Option after the Optionee's death; provided, however, that any Option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing, the Option.

SECTION 10. Adjustments

     10.1 Adjustment of Shares. In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

     10.2 Corporate Transaction. Except as otherwise provided in the instrument that evidences the Option in the event of any Corporate Transaction, each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable, except that such acceleration will not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. Such Option shall not so accelerate, however, if and to the extent that such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of Option comparability shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation. Any such Options that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event that the Optionee's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Optionee voluntarily without Good Reason.

     10.3 Further Adjustment of Options. Subject to Section 10.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Optionees, with respect to Options. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Optionees, to certain categories of Optionees or only to individual Optionees. The Plan Administrator may take such action before or after granting Options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

     10.4 Limitations. The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 11. Withholding

     The Company may require the Optionee to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Option. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Optionee to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also deduct from any Option any other amounts due from the Optionee to the Company or a Subsidiary.

SECTION 12. Market Standoff

     In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, a person shall not sell, or make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares issued pursuant to an Option granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. The limitations of this paragraph shall in all events terminate two years after the effective date of the Company's initial public offering. Holders of shares issued pursuant to an Option granted under the Plan shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements.

     In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock is effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 12, to the same extent the purchased shares are at such time covered by such provisions.

     In order to enforce the limitations of this Section 12, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

Section 13. Amendment and Termination of Plan

     13.1 Amendment of Plan. The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan,
(b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

     13.2 Termination of Plan. The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board and approval by the shareholders.

     13.3 Consent of Optionee. The amendment or termination of the Plan shall not, without the consent of the Optionee, impair or diminish any rights or obligations under any Option theretofore granted under the Plan.

     Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Optionee, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

SECTION 14. General

     14.1 Option Agreements. Options granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

     14.2 Continued Employment or Services; Rights in Options. None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of any person.

     14.3 Registration. The Company shall be under no obligation to any Optionee to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

     Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

     14.4 No Rights as a Shareholder. No Option shall entitle the Optionee to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option, free of all applicable restrictions.

     14.5 Compliance With Laws and Regulations. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Optionees who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to
other Optionees.   Additionally, in interpreting and applying the provisions
of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

     14.6 No Trust or Fund. The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Optionee, and no Optionee shall have any rights that are greater than those of a general unsecured creditor of the Company.

     14.7 Severability. If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

SECTION 15. Effective Date

     The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


LINDAL CEDAR  PROXY FOR THE    THE UNDERSIGNED HEREBY APPOINTS SIR WALTER
 HOMES, INC.  ANNUAL MEETING   LINDAL AND ROBERT W. LINDAL OR EITHER OF THEM,
              OF SHAREHOLDERS  ATTORNEYS AND PROXIES WITH FULL POWER OF
              MAY 29, 1997     SUBSTITUTION IN EACH OF THEM, IN THE NAME, PLACE
                               AND STEAD OF THE UNDERSIGNED TO VOTE AS 1997
                               PROXY ALL THE STOCK OF THE UNDERSIGNED IN LINDAL
                               CEDAR HOMES, INC.

                           1. ELECTION OF THE FOLLOWING NOMINEES, AS SET FORTH IN THE PROXY STATEMENT:


    [  ]    FOR ALL NOMINEES   DOUGLAS F. LINDAL, HARRY A. PRYDE, SIR WALTER
                               LINDAL, WILLIAM F. LORENZ, WILLIAM M. WEISFIELD

  [  ]    WITHHOLD AUTHORITY
          TO VOTE FOR ALL      INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE
                               FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
                               NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
FOR    AGAINST   ABSTAIN       _______________________________________________

_____  _____     _____     2.  TO AMEND THE COMPANY'S CERTIFICATE OF
                               INCORPORATION TO ELIMATE THE RIGHT OF
                               STOCKHOLDERS TO CUMULATE VOTES IN THE ELECTION
                               OF DIRECTORS

_____  ______    _____     3.  TO APPROVE THE COMPANY'S 1997 STOCK OPTION
                               PLAN.

_____  _____     _____     4.  TO ELECT KPMG PEAT MARWICK LLP AS AUDITORS TO
                               EXAMINE THE FINANCIAL STATEMENTS OF THE COMPANY
                               FOR THE YEAR ENDING DECEMBER 31, 1997.

_____  ______    _____     5.  THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY
                               PROPERLY COME BEFORE THE MEETING.

                               THE SHARES REPRESENTED BY THIS PROXY WILL BE
                               VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2 THROUGH 5 IF NO INSTRUCTION IS GIVEN.

                               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

                                 DATED:                         , 1997


                                 ________________________________________ L.S.

                                 ________________________________________ L.S.
                                 (NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                 APPEARS HEREON.  EXECUTORS, ADMINISTRATORS,
                                 TRUSTEES, ETC. SHOULD SO INDICATE WHEN
                                 SIGNING, GIVING FULL TITLE AS SUCH.  IF
                                 SIGNER IS A CORPORATION, EXECUTE IN FULL
                                 CORPORATE NAME BY AUTHORIZED OFFICER.  IF
                                 SHARES HELD IN THE NAME OF TWO OR MORE
                                 PERSONS, ALL SHOULD SIGN.)